EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Oak Hill Capital Partners to Acquire The Hillman Companies for $815 Million
Cincinnati, Ohio — April 21, 2010 — The Hillman Companies, Inc. (“Hillman”) (NYSE-AMEX: HLM_Pr) announced today that Oak Hill Capital Partners (“Oak Hill Capital”), a leading private equity firm, has entered into a definitive agreement to acquire Hillman from Code Hennessy & Simmons, Ontario Teachers’ Pension Plan and certain members of company management. Oak Hill Capital is investing in partnership with Hillman’s current management team, led by CEO Mick Hillman. The aggregate value of the transaction is approximately $815 million.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading value-added distributor of over 60,000 SKUs, including fasteners, key duplication systems, engraved tags and related hardware items to over 20,000 retail customers in the U.S., Canada, Mexico and South America, including home improvement centers, mass merchants, national and regional hardware stores, pet supply stores and other retailers. Hillman provides a comprehensive solution to its retail customers for managing SKU intensive, complex home improvement categories. Hillman also offers its customers additional services, such as inventory management and in-store merchandising services.
Mick Hillman, the CEO of Hillman, said, “We are extremely pleased to partner with Oak Hill Capital. We believe Oak Hill Capital will be a value-added partner because they understand our company and the industry, and they believe in the growth opportunities for our business. Oak Hill Capital has a tremendous reputation and a long history of making successful investments in partnership with management.”
Tyler Wolfram, a Partner of Oak Hill Capital, said, “We are enthusiastic about partnering with the Hillman management team in this transaction. We have tremendous respect for Hillman’s heritage, its business model and the customer relationships Hillman has enjoyed for over 45 years. We believe Hillman is uniquely positioned to capitalize on its market leading presence to continue its impressive record of growth.”
Hillman’s publicly traded trust preferred securities will remain outstanding, will not be converted or exchanged, and will continue to trade on the NYSE-AMEX.

Completion of the transaction, which is subject to regulatory approvals and customary closing conditions, is expected in the second quarter of 2010.
Barclays Capital acted as sole financial advisor to Hillman in the transaction, and Morgan Stanley acted as sole financial advisor to Oak Hill Capital in the transaction. The transaction has fully committed financing, consisting of debt financing to be provided by certain affiliates of Barclays Capital, Morgan Stanley and GE Antares and equity financing by Oak Hill Capital Partners III, L.P. and Hillman management. Kirkland & Ellis LLP is serving as legal counsel to Hillman. Torys LLP is serving as legal counsel to Ontario Teachers’ Pension Plan. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to Oak Hill Capital.
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About The Hillman Companies, Inc.
Headquartered in Cincinnati, Ohio, The Hillman Group is a leading value-added distributor of over 60,000 SKUs, consisting of fasteners, key duplication systems, engraved tags and related hardware items to over 20,000 retail customers in the U.S., Canada, Mexico and South America, including home improvement centers, mass merchants, national and regional hardware stores, pet supply stores and other retailers. Hillman provides a comprehensive solution to its retail customers for managing SKU intensive, complex home improvement categories. Hillman also offers its customers value-added services, such as inventory management and in-store merchandising services. For additional information on The Hillman Group, please visit www.hillmangroup.com or call (513) 851-4900.
About Oak Hill Capital Partners
Oak Hill Capital Partners is a private equity firm with more than $8.4 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Robert M. Bass is the lead investor. Over a period of more than 24 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes. For more information about Oak Hill Capital Partners, visit www.oakhillcapital.com.

Forward-Looking Statements
Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Hillman or Oak Hill Capital following the acquisition of Hillman. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Hillman’s filings with the Securities and Exchange Commission. Neither Hillman nor Oak Hill Capital undertakes any duty to update any forward-looking statements made herein.